Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) dated June 13, 2008 pertaining to the Dollar General Corporation 1998 Stock Incentive Plan of our report dated March 25, 2008, with respect to the consolidated financial statements of Dollar General Corporation included in its Annual Report (Form 10-K) for the year ended February 1, 2008 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Nashville, Tennessee

June 10, 2008